Exhibit 99.1

LeMaitre Q4 2022 Financial Results

BURLINGTON, MA, February 23, 2023 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q4 2022 results, announced a $0.14/share quarterly dividend (+12%) and provided guidance.

Q4 2022 Financial Results

●         Sales $41.0mm, +4% (+8% organic) vs. Q4 2021

●         Op. income $7.0mm, -16%

●         Op. margin 17%

●         Net income $5.6mm, -9%

●         Earnings per diluted share $0.25, -9%

●         Cash and investments +$3.0mm to $82.7mm

Bovine patches (+11%), carotid shunts (+24%) and bovine grafts (+11%) drove sales growth in Q4 2022. Organic sales increased 22% in APAC, 9% in EMEA and 6% in the Americas. APAC and EMEA each reported record sales.

The gross margin decreased to 63.6% in Q4 2022 (vs. 65.7% in Q4 2021), with the strong dollar accounting for 150 basis points of this decline. 219 direct labor employees were on staff at year-end, up 54%.

Operating income declined 16% to $7.0mm in Q4 2022. Operating expenses grew 8%, driven by a 27% increase in sales representatives to 131.

George LeMaitre, Chairman and CEO, said “In Q4 we grew sales 8% organically and our guidance for Q1 is 11% on a reported basis and 13% organically. Our two key 2022 initiatives - the Burlington factory expansion and the rep surge - should drive improved top- and bottom-line results in 2023.”

Business Outlook

	Q1 2023 Guidance	2023 Full Year Guidance
Sales	$42.6mm - $45.0mm (Mid: $43.8mm, +11%, +13% Org.)	$174.3mm - $178.3mm (Mid:$ 176.3mm, +9%, +9% Org.)
Gross Margin	64.8%	65.4%
Op. Income	$6.0mm - $7.5mm (Mid: $6.7mm, -15%)	$30.6mm - $33.3mm (Mid $31.9mm, +19%, +7% Ex.Special)
EPS	$0.22 - $0.27 (Mid: $0.25, -10%)	$1.11 - $1.20 (Mid: $1.16, +24%, +8% Ex.Special)

Quarterly Dividend

On February 21, 2023, the Company's Board of Directors approved a quarterly dividend of $0.14/share of common stock. The dividend will be paid on March 23, 2023 to shareholders of record on March 9, 2023.

Share Repurchase Program

On February 21, 2023, the Company's Board of Directors authorized the repurchase of up to $25.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 21, 2024, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at http://www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events, and have provided guidance for operating income and EPS excluding the special charge relating to the closure of our St. Etienne factory. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and the aforementioned non-GAAP profitability measures to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that the presentation of guidance for operating income and EPS excluding special charge provides an alternative and meaningful view of the Company’s profitability excluding the impact of the closure of the Company’s St. Etienne, France factory, a non-recurring event.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with regulatory requirements to market and sell our products both in the U.S. and outside of the U.S.; the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31, 2022	December 31, 2021
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$19,134	$13,855
Short-term marketable securities	63,557	56,104
Accounts receivable, net	22,040	19,631
Inventory and other deferred costs	50,271	46,104
Prepaid expenses and other current assets	6,731	4,189
Total current assets	161,733	139,883

Property and equipment, net	17,901	17,059
Right-of-use leased assets	15,634	15,071
Goodwill	65,945	65,945
Other intangibles, net	46,527	52,710
Deferred tax assets	1,745	1,566
Other assets	991	568

Total assets	$310,476	$292,802

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$2,903	$2,340
Accrued expenses	19,967	16,332
Acquisition-related obligations	573	1,271
Lease liabilities - short-term	1,886	1,870
Total current liabilities	25,329	21,813

Lease liabilities - long-term	14,710	14,067
Deferred tax liabilities	69	70
Other long-term liabilities	2,167	2,701
Total liabilities	42,275	38,651

Stockholders' equity
Common stock	237	235
Additional paid-in capital	189,268	181,630
Retained earnings	97,773	88,125
Accumulated other comprehensive loss	(6,031)	(3,435)
Treasury stock	(13,046)	(12,404)
Total stockholders' equity	268,201	254,151

Total liabilities and stockholders' equity	$310,476	$292,802

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the year ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net sales	$40,954	$39,503	$161,651	$154,424
Cost of sales	14,900	13,547	56,755	53,042

Gross profit	26,054	25,956	104,896	101,382

Operating expenses:
Sales and marketing	8,600	7,445	32,921	27,655
General and administrative	6,933	6,753	28,745	25,501
Research and development	3,554	3,457	13,294	11,801
Restructuring	-	-	3,107	-
Total operating expenses	19,087	17,655	78,067	64,957

Income from operations	6,967	8,301	26,829	36,425

Other income (expense), net
Interest income	447	141	986	197
Interest expense	-	(526)	-	(2,219)
Other income (loss), net	384	(11)	(325)	(116)

Income before income taxes	7,798	7,905	27,490	34,287

Provision for income taxes	2,171	1,730	6,854	7,380

Net income	$5,627	$6,175	$20,636	$26,907

Earnings per share of common stock
Basic	$0.26	$0.28	$0.94	$1.27
Diluted	$0.25	$0.28	$0.93	$1.25

Weighted - average shares outstanding:
Basic	22,023	21,860	21,975	21,157
Diluted	22,238	22,138	22,171	21,475

Cash dividends declared per common share	$0.125	$0.110	$0.500	$0.440

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the year ended
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$27,415	67%	$25,948	65%	$109,439	68%	$102,265	66%
Europe, Middle East and Africa	10,689	26%	10,932	28%	41,854	26%	42,132	27%
Asia Pacific	2,850	7%	2,623	7%	10,358	6%	10,027	7%
Total Net Sales	$40,954	100%	$39,503	100%	$161,651	100%	$154,424	100%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2022
Net sales as reported	$40,954
Impact of currency exchange rate fluctuations	1,737
Adjusted net sales		$42,691

For the three months ended December 31, 2021
Net sales as reported	$39,503
Adjusted net sales		$39,503

Adjusted net sales increase for the three months ended December 31, 2022		$3,188	8%

APAC sales growth reconciliation between GAAP and Non-GAAP:
For the three months ended December 31, 2022
Net sales as reported	$2,850
Impact of currency exchange rate fluctuations	350
APAC adjusted net sales		$3,200

For the three months ended December 31, 2021
Net sales as reported	$2,623
Adjusted net sales		$2,623

APAC adjusted net sales increase for the three months ended December 31, 2022		$577	22%

EMEA sales growth reconciliation between GAAP and Non-GAAP:
For the three months ended December 31, 2022
Net sales as reported	$10,689
Impact of currency exchange rate fluctuations	1,215
EMEA adjusted net sales		$11,904

For the three months ended December 31, 2021
Net sales as reported	$10,932
Adjusted net sales		$10,932

EMEA adjusted net sales increase for the three months ended December 31, 2022		$972	9%

Americas sales growth reconciliation between GAAP and Non-GAAP:
For the three months ended December 31, 2022
Net sales as reported	$27,415
Impact of currency exchange rate fluctuations	172
Americas adjusted net sales		$27,587

For the three months ended December 31, 2021
Net sales as reported	$25,948
Adjusted net sales		$25,948

Americas adjusted net sales increase for the three months ended December 31, 2022		$1,639	6%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending March 31, 2023
Net sales per guidance (midpoint)	$43,849
Impact of currency exchange rate fluctuations	1,049
Adjusted projected net sales		$44,898

For the three months ended March 31, 2022
Net sales as reported	$39,561
Adjusted net sales		$39,561

Adjusted projected net sales increase for the three months ending March 31, 2023		$5,337	13%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2023
Net sales per guidance (midpoint)	$176,349
Impact of currency exchange rate fluctuations	320
Adjusted projected net sales		$176,669

For the year ended December 31, 2022
Net sales as reported	$161,651
Adjusted net sales		$161,651

Adjusted projected net sales increase for the year ending December 31, 2023		$15,018	9%

Reconciliation between GAAP and Non-GAAP projected operating income
For the year ending December 31, 2023
Operating income per guidance (midpoint)	$31,950
Adjusted operating income		$31,950

For the year ended December 31, 2022
Operating income as reported	$26,829
Impact of special charge	3,107
Adjusted operating income		$29,936

Adjusted projected operating income increase for the year ending December 31, 2023		$2,014	7%

Reconciliation between GAAP and Non-GAAP projected EPS
For the year ending December 31, 2023
EPS per guidance (midpoint)	$1.16
Adjusted EPS		$1.16

For the year ended December 31, 2022
EPS as reported	$0.93
Impact of special charge	0.14
Adjusted EPS		$1.07

Adjusted projected EPS increase for the year ending December 31, 2023		$0.09	8%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	For the three months ended		For the year ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$5,627	$6,175	$20,636	$26,907
Interest (income) expense, net	(447)	385	(986)	2,022
Amortization and depreciation expense	2,288	2,359	9,433	9,475
Provision for income taxes	2,171	1,730	6,854	7,380

EBITDA	$9,639	$10,649	$35,937	$45,784

EBITDA percentage increase (decrease)		-9%		-22%